Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES FIRST QUARTER 2026 RESULTS AND PROVIDES UPDATE

FB102 Received Fast Track Designation in Celiac Disease

DALLAS, TX – MAY 11, 2026 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced its first quarter 2026 financial results and provided a business update.

“FB102 received Fast Track Designation from the FDA in celiac disease, highlighting the unmet need and reinforcing FB102’s potential to address the high unmet need in celiac disease. The clinical development for FB102 continues to progress well with important readouts coming shortly,” said Forte Biosciences CEO Paul Wagner, PhD. “The topline results from our phase 2 celiac disease study are expected in 2026. Based on the strength of the positive results from the FB102 phase 1b CeD trial, which we reported in June 2025, we look forward to the phase 2 data further validating FB102 for the treatment of celiac disease. The FB102 phase 1b vitiligo clinical study is expected to have topline results shortly and the alopecia areata phase 1b data readout is expected in 2026. We remain very optimistic about FB102’s potential to address the significant unmet medical needs across multiple indications representing what we believe to be multi-billion-dollar potential market opportunities.”

Q1 2026 Operating Results

Research and development expenses were $20.5 million for the three months ended March 31, 2026, compared to $12.7 million for the same period in 2025. The increase was primarily due to an increase of $6.7 million in clinical expenses related to FB102 for our Phase 2 clinical trial for celiac disease and Phase 1b clinical trials for vitiligo and alopecia areata, an increase of $2.0 million in preclinical expenses, and an increase of $1.4 million in personnel-related expenses due to an increase in headcount, partially offset by a decrease of $2.3 million in manufacturing expenses.

Our research and development expenses may increase as we continue to advance FB102 through a celiac Phase 2 trial including a U.S. arm, multiple Phase 1b clinical trials and if we pursue additional autoimmune indications.

General and administrative expenses were $2.0 million for the three months ended March 31, 2026 compared to $3.4 million for the same period in 2025. The decrease was primarily due to the interim legal settlement payment, under a reservation of rights from an insurance carrier of $2.3 million, partially offset by an increase of $0.9 million in non-cash stock-based compensation.

Our general and administrative expenses may fluctuate in the future due to fluctuations in professional and advisory fees as we build out our infrastructure to advance FB102 through a Phase 2 trial, multiple Phase 1b clinical trials and if we pursue additional autoimmune indications.

Net losses per share were $(1.24) and $(1.37) for the quarters ended March 31, 2026 and 2025, respectively.

Forte ended the first quarter of 2026 with $58.2 million in cash and cash equivalents. There are 13.9 million shares of common stock and 4.0 million prefunded warrants outstanding as of March 31, 2026. In April 2026, Forte raised $172.5 million in gross proceeds through an offering and issued 6.6 million additional shares of common stock.

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$58,223	$76,957
Prepaid expenses and other current assets	6,887	3,632

Total current assets	65,110	80,589
Property and equipment, net	110	129
Other assets	2,003	2,061

Total assets	$67,223	$82,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,084	$9,989
Accrued liabilities	10,563	10,762

Total current liabilities	23,647	20,751
Other liabilities	1,476	1,037

Total liabilities	25,123	21,788
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value: 200,000,000 shares authorized as of March 31, 2026 (unaudited) and December 31, 2025; 13,910,668 and 12,948,308 shares issued and outstanding as of March 31, 2026 (unaudited) and December 31, 2025, respectively	14	13
Additional paid-in capital	287,599	284,348
Accumulated other comprehensive (loss) income	(4)	3
Accumulated deficit	(245,509)	(223,373)

Total stockholders’ equity	42,100	60,991

Total liabilities and stockholders’ equity	$67,223	$82,779

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHE SIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$20,320	$12,542
Research and development - related party	150	150
General and administrative	1,969	3,432

Total operating expenses	22,439	16,124

Loss from operations	(22,439)	(16,124)
Other income, net	676	468

Net loss before taxes	(21,763)	(15,656)
Income tax expense	(373)	—

Net loss	$(22,136)	$(15,656)

Per share information:
Net loss per share - basic and diluted	$(1.24)	$(1.37)
Weighted average shares and pre-funded warrants outstanding, basic and diluted	17,837,406	11,398,971
Comprehensive loss:
Net loss	$(22,136)	$(15,656)
Unrealized loss on available-for-sale securities, net	(7)	(11)

Comprehensive loss	$(22,143)	$(15,667)

Additional details on Forte’s first quarter 2026 financial results can be found in Forte’s Form 10-Q as filed with the SEC on May 11, 2026. You can also find more information in the investor relations section of Forte’s website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward-Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding the Company’s beliefs, goals, intentions and expectations regarding its product candidate, FB102 and the therapeutic and commercial market potential of FB102, expectations for patient enrollment and timing of clinical data readouts. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to

Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidate, FB102; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidate, FB102, including potential delays in the commencement, enrollment and completion of clinical trials, including the timing of the completion of the Company’s patient-based trials; the risk that results from preclinical and any interim result of our ongoing clinical trials may not be predictive of future results from clinical trials; risks associated with the failure to realize any value from FB102 in light of inherent risks, expense and difficulties involved in successfully bringing product candidates to market; and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Annual Report on Forms 10-K filed on March 31, 2026, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors	Forte Biosciences, Inc.
Mike Moyer, Managing Director	Paul Wagner, CEO
mmoyer@lifesciadvisors.com	investors@fortebiorx.com